Exhibit 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (“Agreement”) is made effective the 30th day of April 2013 (“Effective Date”), between VOIS, Inc., a Florida corporation (“Buyer”), and Mind Technologies, Inc., a Nevada corporation (“Seller”), and is made with reference to the following facts:

RECITALS

A.     Seller has designed and developed and owns all right, title and interest in and to certain mind-controlled user interface software (the “Business”).

B.     Seller wishes to sell to Buyer and Buyer wishes to purchase from Seller, on the terms and conditions of this Agreement, substantially all of the assets of the Business.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and warranties contained in this Agreement, the parties agree as follows:

AGREEMENT

1.     PURCHASE AND SALE. Subject to the provisions and conditions set forth in this Agreement, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer, and Buyer purchases from Seller all of Seller’s right, title and interest in the assets used in the operation of the Business, free and clear of all Liens, with effect from the Effective Date, including, without limitation, (i) the assets described in Exhibit A, (ii) the goodwill developed by Seller in connection with its operation of the Business, (iii) all furniture, fixtures, equipment, supplies and inventory, telephone numbers, tradenames, signs, and other business property used in the operation of the Business, and (iv) cash and cash equivalents, including any bank deposits (collectively, the “Assets”).

2.     EXCLUDED ASSETS. The following property and interests are not included among the Assets transferred to Buyer by this Agreement and shall remain the property of Seller:

(a) Seller’s accounts and accounting records which do not relate exclusively to the Business; and

(b) Seller’s rights to any and all insurance claims and repayments arising with reference to the period prior to the Effective Date in relation to the Business.

3.     NON-ASSUMPTION OF LIABILITIES.  Buyer shall assume and/or take the Assets subject to any existing liabilities, accounts payable or other contracts or obligations entered into or incurred by Seller in connection with the Business.

4.     PURCHASE PRICE.  In consideration of Seller’s sale, transfer and assignment of the Assets to Buyer and the other consideration provided by Seller herein, Buyer issue to Seller that number of shares of its restricted stock, par value $0.001 per share (the “Shares”), determined by dividing the sum of $90,000 by the closing ask price of the Shares on April 30, 2013.

5.     WARRANTIES OF SELLER. Seller warrants to Buyer as follows:

5.1. Power and Authority. Seller has full power and authority and contractual right and authority to enter into this Agreement and to sell, convey and transfer the Assets. This Agreement constitutes the legal, valid and binding obligation of Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally.

5.2. Title to Assets. Seller has legal and beneficial title to the Assets, and the Assets are not encumbered by any third party mortgage, lien, encumbrance, pledge, or other security interest of any nature (collectively, “Liens”), whether accrued, absolute, contingent, or otherwise, and whether due or to become due, which Buyer shall or will succeed to by reason of its purchase of the Assets. Seller shall transfer all of the Assets to Buyer, free and clear of all Liens. Seller has not granted any license, agreement or other permission to any third party with respect to any of the Assets.

5.3. Compliance with Laws. The Business has complied with, and is not in violation of, any material applicable statutes, laws, ordinances or regulations.

5.4. Permits, Etc. Seller has obtained or applied for all permits, licenses and other authority required for the conduct of the Business, and in any case has not been denied the issuance of any permit, license or other authority to operate and own the Business. Seller has not engaged in any activity which would cause revocation or suspension of any such permit, license or authority, and no action or proceeding looking to or contemplating such revocation is pending or threatened.

5.5. No Default. The consummation of the transaction contemplated by this Agreement will not result in or constitute any of the following: (i) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Seller is a party which would prohibit, interfere, or otherwise restrict or encumber the free, unrestricted and unabated transfer of the Assets; or (ii) the creation or imposition of any lien, charge, or encumbrance on any of the Assets.

5.6. Performance of Obligations. With respect to the Business, Seller has performed all material obligations required to be performed by it to date, and is not in default under any material contract, agreement, lease, commitment, indenture, mortgage, deed of trust, or other document to which it is a party.

6.     WARRANTIES OF BUYER. Buyer warrants to Seller as follows:

6.1. Power and Authority. Buyer has full corporate power and authority and contractual right and authority to enter into this Agreement and to purchase the Assets, and has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the purchase of the Assets in accordance with its terms, and the performance of the obligations of Buyer hereunder. This Agreement has been duly executed by an authorized officer of Buyer, and constitutes the legal, valid and binding obligation of Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally.

7.     EMPLOYEES.

7.1. Transfer of Employees.  Buyer shall offer employment to all current employees of Seller on terms and conditions substantially the same terms as those under which they are currently employed or engaged by Seller.

8.     MISCELLANEOUS.

8.1. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.2. Modification. This Agreement may be modified or rescinded only by a writing signed by all parties to this Agreement or by their duly authorized agents.

8.3. Risk of Loss. Risk of loss of the Assets shall not pass to the Buyer until the Effective Date.

8.4. Assignment. Buyer reserves the right to assign this Agreement and its rights and obligations hereunder to any corporation, limited liability company, limited partnership or other business entity Buyer may form of which Buyer or a principal of Buyer is a principal owner, shareholder or partner. Any assignment pursuant to this Section 8.4 shall not discharge the obligations or liabilities of Buyer under this Agreement, nor shall it affect the right of Seller to bring an action or claim directly against Buyer in the event of any breach of this Agreement by either Buyer or its assignees.

8.5. Agreement to Necessary Acts. Each party to this Agreement agrees to execute and deliver all documents and perform further acts that may be reasonably necessary to carry out the provisions of this Agreement.

8.6. No Waiver. No waiver of any right under this Agreement shall be deemed effective unless in writing and signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

8.7. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. The parties irrevocably and unconditionally waive any right(s) that they may otherwise have to claim damages or other remedy in respect of any misrepresentation, arrangement, understanding or agreement, and in respect of any breach of any warranty, covenant or representation, that is not contained in this Agreement. It is further acknowledged and agreed that no representations, arrangements, understandings or agreements (whether written or oral) made by or on behalf of either party have been relied upon by the other party other than those expressly set out in this Agreement.

8.8. Exhibits. All attached exhibits and schedules to which reference is made herein are hereby incorporated by this reference.

8.9. Construction. When the context so requires and when used in this Agreement, the singular shall be deemed to include the plural and the plural shall be deemed to include the singular.

8.10. Headings. Section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

8.11. Separability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

8.12. Interpretation. This Agreement shall not be interpreted against a party by virtue of such party’s participation in the drafting of the Agreement or any provisions herein.

8.13. Time of the Essence. Time shall be of the essence for all purposes under this Agreement.

8.14. Survival of Warranties and Agreement. The warranties, obligations, covenants and agreements of the parties hereto shall in all events survive the close of this Agreement where same is necessary to effectuate the intention of the parties.

8.15. Notices. Any notices given under this Agreement shall be in writing (including by facsimile or electronic transmission) and shall be deemed to have been duly given or made (i) when delivered by hand (e.g., messenger, personal service, etc.), or (ii) on the date received when delivered by courier service (e.g., DHL or a similar entity), or (iii) in the case of facsimile transmission, when acknowledged as received, or (iv) in the case of electronic transmission, on the date delivered if the transmission was received by the addressee by 5:00 p.m. local time on a business day, or if received by the addressee after 5:00 p.m. on a business day or if received by the addressee on a day which is not a business day, on the next business day.

8.16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, which cannot be settled amicably by the parties, shall be finally settled by binding arbitration to be held in San Diego, California before a single arbitrator under the rules of the American Arbitration Association (AAA). The arbitrator shall determine all questions of fact and law relating to any controversy, claim or dispute submitted for arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

8.17. Attorneys’ Fees. If any action or arbitration is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover from the other party actual attorneys’ fees and costs incurred in connection with such action, in addition to all other proper relief. Attorneys’ fees incurred in enforcing any judgment are recoverable as a separate item, and this provision for post-judgment attorneys’ fees shall survive any judgment and shall not be deemed merged into the judgment.

8.18. Remedies Cumulative. All remedies provided in this Agreement are cumulative and non-exclusive, and shall be in addition to any and all other rights and remedies provided by law or in equity.

8.19. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to the conflict of laws principles thereof.

8.20. Tax Consequences. Seller acknowledges that Buyer makes no representations or warranties, and has provided no advice to Seller with respect to the tax consequences to Seller of the transactions contemplated by this Agreement. Seller acknowledges that it has been advised by Buyer to consult its own tax advisor and legal counsel with respect to the tax aspects of this Agreement.

8.21. Joint and Several Liability. In all cases where more than one party executes this Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and the obligations and undertakings hereunder are joint and several.

8.22. Remedies. Buyer irrevocably and unconditionally waives any right it may have to rescind or repudiate this Agreement and acknowledges that damages for breach of contract will be its sole remedy for any claim in respect of misrepresentation, negligent misstatement and/or breach of any warranty or any other claim under or in connection with this Agreement.

8.23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute but one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the Effective Date.

BUYER: VOIS Inc., a Florida corporation By: /s/ Kerry Driscoll Name: Kerry Driscoll Title: Chief Executive Officer
SELLER: Mind Technologies, Inc., a Florida corporation By: /s/ Brent Fouch Name: Brent Fouch Title: Chief Executive Officer

EXHIBITS

EXHIBIT A – PURCHASED ASSETS

EXHIBIT B – ASSIGNMENT AND BILL OF SALE

EXHIBIT A

PURCHASED ASSETS

All rights, title and interest in and to property, assets, interests and rights of any kind, whether tangible or intangible, owned by Seller and used in the Business (save for the Excluded Assets) including, without limitation, the following:

(a) All assets, property, rights and interests of Seller that are used by Seller in connection with the operation of the Business, tangible and intangible, including all goodwill, know-how and trade secrets relating to the Business;

(b) all of Seller’s right, title and interest in and to the use of Seller’s business names including, but not limited to, the name “Mind Technologies,” or any similar names, and the goodwill associated therewith;

(c) all furniture, equipment, computer hardware and software, and other fixed assets owned by Seller and used in the operation of the Business;

(d) all inventory;

(e) all transferable or assignable licenses, permits and other governmental authorizations used in connection with the Business;

(f) all books of account, files, papers and other records relating to the Business and the Assets. Seller will be granted access to all such materials for the purposes of completing Seller’s requisite accounts and tax filings;

(g) all URLs and websites used in connection with the Business;

(h) all of Seller’s right, title, and interest in and to (subject to the burden of) the contracts and other agreements of the Business; and

(i) all the telephone and facsimile lines and numbers used by Seller in connection with the Business.

EXHIBIT B

ASSIGNMENT AND BILL OF SALE

BY THIS ASSIGNMENT AND BILL OF SALE effective as of April 30, 2013, Mind Technologies, Inc., a Nevada corporation (“Transferor”), in consideration for the Purchase Price, as that term is defined in that certain Asset Purchase Agreement dated April 30, 2013 (the “Asset Purchase Agreement”) by and between Transferor and VOIS Inc., a Florida corporation, pursuant to the terms of the Asset Purchase Agreement, does hereby grant, sell, convey, assign, transfer and deliver to VOIS Inc. and its successors and assigns, all of the right, title and interest held by Transferor in and to the Purchased Assets as that term is defined in the Asset Purchase Agreement, free and clear of any and all encumbrances.

All provisions of this Assignment and Bill of Sale are subject, in all respects, to the terms and conditions of the Asset Purchase Agreement and all of the warranties, covenants, agreements and disclaimers contained therein, all of which shall survive the execution and delivery of this Assignment and Bill of Sale.

All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

IN WITNESS WHEREOF, Transferor has executed this Assignment and Bill of Sale effective as of the date first above written.

TRANSFEROR: Mind Technologies, Inc., a Nevada corporation By: /s/ Brent Fouch Name: Brent Fouch Title: Chief Executive Officer